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                                                                     Ex-99.11(b)

                          CONSENT OF MORNINGSTAR, INC.

    We consent to the reference to our firm under the caption
"Performance Data" appearing in the Prospectus of Merrill Lynch
Strategic Dividend Fund.

    The use of our ratings and information in advertisements and sales literature is permissible upon approval by Morningstar.

                                   Morningstar, Inc.


Date:11/25/92                              By:/s/ Mariann Lindsey
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Morningstar, Inc.
53 West Jackson Blvd.
Suite 460
Chicago, IL 60604